SECURITIES AND EXCHANGE COMMISSION

                       ==================================




                          AMENDMENT NO. 3 TO FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       ==================================

                           TRAVEL HUNT HOLDINGS, INC.
              (Exact Name of Small Business Issuer in its Charter)


        FLORIDA                      7990                   65-0972647
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)

                              Classification Code)


                             3237 NE 10TH STREET. #2
                             POMPANO BEACH, FL 33062
                                 (561) 943-4868
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                 NANCY REYNOLDS
                             3237 NE 10TH STREET. #2
                             POMPANO BEACH, FL 33062
                                 (561) 943-4868
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE



                                                  Amount to be    Proposed Maximum  Proposed Maximum
                                                  Registered      Aggregate         Aggregate          Amount of
Title of Each Class Of                            Offering Price  Offering Price                       Registration fee
securities to be Registered                                       per share

Common Stock of par value $0.001 per share           130,500          $0.10         $13,050.00         $1.20

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY  7, 2004


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                           TRAVEL HUNT HOLDINGS, INC.

                                 130,500 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 130,500 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree to risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



The Date Of This Prospectus Is: January  7, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
Summary
Risk Factors                                                                  1
Use of Proceeds                                                               4
Determination of Offering Price                                               5
Dilution                                                                      5
Selling Shareholders                                                          5
Plan of Distribution                                                          7
Legal Proceedings                                                             7
Directors, Executive Officers, Promoters and Control Persons                  8
Security Ownership of Certain Beneficial Owners and Management                8
Description of Securities Interests of Named Experts and Counsel              8
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                  10
Organization Within Last Five Years                                          10
Description of Business                                                      10
Plan of Operation                                                            14
Description of Property                                                      15
Certain Relationships and Related Transactions                               15
Market for Common Equity and Related Stockholder Matters                     16
Executive Compensation                                                       16
Available Information                                                        17
Index to Financial Statements                                                F


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                                        i

                                ABOUT OUR COMPANY

We were incorporated on December 17, 1999 under the laws of the State of Florida as Sleepy Hollow Enterprises, Inc and we commenced operations for the purposes of developing original and proprietary interactive travel related products. In March 2003 our founder sold all of her shares of our common stock to Ms. Nancy Reynolds at par value. On March 6, 2003 we filed Articles of Amendment with the State of Florida changing our name to Travel Hunt Holdings, Inc. On July 15, 2003, we acquired all of the shares of Travelhunt, Inc., a Florida corporation, from Nancy Reynolds, the sole Travelhunt, Inc. shareholder, in consideration for the issuance of 1,000,000 shares of our common stock to the Travelhunt, Inc. shareholder pursuant to a Stock Purchase Agreement and Share Exchange between Travelhunt, Inc. and us. Pursuant to the Agreement, Travelhunt, Inc. became our wholly owned subsidiary. Until this merger our activities had been limited to actions related to our organization and we conducted virtually no business operations. Now our principle line of business is developing proprietary interactive travel related products for major cities and tourist destinations. Our principal offices are located at 3237 NE 10th St. #2, Pompano Beach, FL 33062. We are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. We currently have no intention to merge with another entity either inside or outside of our industry.


Our subsidiary, Travelhunt, Inc., develops online interactive travel related products, called "travel hunts", and provides users with new ways to experience travel destinations. Commencing November 2003, we commenced offering for sale proprietary interactive travel related products consisting of Travelhunts designed for South Florida locations to include Miami and Key West. We will use the internet as a platform for marketing and distributing our product. Our domain name is www.travelhunt.com. and our website recently became operational. The "travelhunts" will be displayed as links on the website and downloadable in PDF format. Each "travelhunt" will be a series of questions that directs the players around a specific city giving the player a broad feel for that city's culture and history which can be tailored to an individuals lifestyle and age. Revenues are expected to be collected from charges imposed on users when they download each product, participation in live events, the sale of memberships in our travel club.


Some of the information on our website is provided through links to other websites and therefore are not proprietary to our company. Specifically, the TravelHunt reservation system and its content; a carefully planned combination of commercial tools, including the following: Air, Car, Cruise, Condo and Hotel Booking Engines is maintained and fulfilled by a third party. We have outsourced the fulfillment of the travel reservation to a company who has agreements with the providers of the services offered, along with a team of experienced travel professionals who will assist our customers. There is no cost to our company for maintaining these links. Visitors to our website may utilize services that are provided or fulfilled from outsourced companies from the links in the reservation system. Additionally, we maintain the domain name www.travelhunt.net, to date this site is not operational and in the future will be developed or will be programmed to seamlessly forward visitors to www.travelhunt.com.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to us and not to the selling stockholders.

We May Require Additional Funds to Achieve Our Current Business Strategy and Our Inability to Obtain Additional Financing Will Inhibit Our Ability to Expand or Even Maintain Our Business Operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. As of September 30, 2003, our working capital is $11,338.10. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We Have a Limited Operating History That You Can Use to Evaluate Us and Therefore We May Not Survive If We Meet Some of the Problems, Expenses, Difficulties, Complications and Delays Frequently Encountered by a Start up Company.

We were incorporated on December 17, 1999 and our wholly owned subsidiary, Travelhunt, Inc. was incorporated in 1999. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base and expanding our online travel related services to traditional retail venues.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If We Are Unable to Generate Significant Revenues from Our Operations, We May Be Unable to Expand Our Services and May be Forced to Cease Operations.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to increase the number of destinations featured on our site and our products offered. Ultimately the expansion of our products and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If We Are Unable to Establish a Large User Base We May Have Difficulty Attracting Advertisers to Our Web Site, Which May Affect Our Ability to Expand Our Business Operations and Product Line.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our services, we will be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

Nancy Reynolds does not have any experience in the creation, design, and maintenance of an on-line business and therefore may not be able to properly manage an on-line business.

Nancy Reynolds, our sole officer and director, does not have any experience in the creation, design, and maintenance of an on-line business. For the last five years, Mr. Reynolds has worked in management positions at companies which did not provide extensive on-line business. Therefore, Ms. Reynolds may not have the knowledge or experience to properly manage and operate this internet company. Her lack of experience in this industry may not allow us to take full advantage of the opportunities presented to us as an internet company. In addition, she may not be fully aware of the risks of a online or development stage business. This lack of expertise may cause us to fail in our business plan.

If We Are Unable to Hire and Retain Key Personnel, Then We May Not Be Able to Implement Our Business Plan.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, the President devotes approximately 10 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Nancy Reynold's Control May Prevent You from Causing a Change in the Course of Our Operations and May Affect the Market Price of Our Common Stock.

Nancy Reynolds beneficially owns approximately 98.71% of our common stock. Accordingly, for as long as Ms. Reynolds continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

You May Not Be Able to Liquidate Your Investment Since There Is No Assurance That a Public Market Will Develop for Our Common Stock or That Our Common Stock Will Ever Be Approved for Trading on a Recognized Exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

We Do Not Expect to Pay Dividends and Investors Should Not Buy Our Common Stock Expecting to Receive Dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.


                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Section 4(2) of the Securities Act of 1933 in July 2003.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

                              SELLING SHAREHOLDERS



The shares being offered for resale by the selling stockholders consist of the 130,500 shares of common stock sold to a total of sixty seven investors in an offering in July 2003 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                           Shares of
Name of selling stockholder           Shares of common      common        Shares of common stock
                                     Stock owned prior    stock to be      owned After offering
                                       to offering(1)      sold (1)          Number        Percent
----------------------------------------------------------------------------------------------------
Janice Alter                        1000                1000                   0              0
Steven Banks                        1000                1000                   0              0
Benjamin Barlow                     2000                2000                   0              0
Joseph Barlow                       2000                2000                   0              0
Kerry Breissinger                   2500                2500                   0              0
Mindy Brockman                      1000                1000                   0              0
Caroline Bowman                     1000                1000                   0              0
Carlos Chaverri                     2500                2500                   0              0
David Close *                       2750                2750                   0              0
Lisa Cohen                          2000                2000                   0              0
Elizabeth Cooper                    1250                1250                   0              0
Terry Cooper                        1250                1250                   0              0
Scott W. Costin                     2500                2500                   0              0
Brian Cramer                         500                 500                   0              0
Daniel Cramer                       2500                2500                   0              0
Sandra Cramer                       2500                2500                   0              0
Roxanne Diaz                        2500                2500                   0              0
Pearline M. Franco                  2500                2500                   0              0
Jihad Ghanem                        2500                2500                   0              0
Francis Giles                        250                 250                   0              0
Rebecca Giles                        250                 250                   0              0
Lester Glaser                       2500                2500                   0              0
Richard Glaser                      2500                2500                   0              0
Alvin Goldstein                     2500               2,500                   0              0
Inge Goldstein                      2000                2000                   0              0
Robert Gordon                       2500                2500                   0              0
Frank Greenberg                     2500                2500                   0              0
Ken Greenberg                     25,000              25,000                   0              0
Charlotte Guiberson                 1000                1000                   0              0
Julie Guzy                          1750                1750                   0              0
Andrew Hesser                       2500                2500                   0              0
Allyn Jacobson                      1000                1000                   0              0
Charlene Jensen                     2250                2250                   0              0
Dean Johnson                         250                 250                   0              0
Christopher Kindig                  1000                1000                   0              0
Janus King                          1500                1500                   0              0
Sean King                           1500                1500                   0              0
Mark Kulkowitz                      1000                1000                   0              0
Phillip Lyons                       2500                2500                   0              0
Daniel Marmorstein                  1000                1000                   0              0
Jason Margulies                     1000                1000                   0              0
Stephen J. McDonald                 1000                1000                   0              0
Stephen J. McDonald, Jr.            1000                1000                   0              0
Harris Millman                      2500                2500                   0              0
Marcia Oban                         2500                2500                   0              0
William Petersen                     250                 250                   0              0
Alicia Prendergast                  2500                2500                   0              0
Linda M. Rapkin                     1000                1000                   0              0
Scott Rhodes                        2000                2000                   0              0
Victor Rones                        1000                1000                   0              0
Adam Ryan                            250                 250                   0              0
Shirley Ryan                         250                 250                   0              0
Wilner Saint-Juste                  2000                2000                   0              0
Martha Schiff                       2500                2500                   0              0
Scott Shiffman                      2500                2500                   0              0
Shaun Siemer                        1000                1000                   0              0
Amy Simmons                         1500                1500                   0              0
Charles Simmons                     1000                1000                   0              0
Steve Simmons                       1500                1500                   0              0
David Simon                         1000                1000                   0              0
Judy Snow                           2500                2500                   0              0
Mark Spergel                        2500                2500                   0              0
Ross Thompson III                   1000                1000                   0              0
Versie E. Thompson                  1000                1000                   0              0
Scott Timmerman                     1000                1000                   0              0
Rebecca Ward                         250                 250                   0              0
Ron Whitfield                       1000                1000                   0              0

* David Close is the brother of Nancy Reynolds our sole officer and principal shareholder.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any  combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.


                                LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our executive officers and directors and their respective ages as of January , 2004 are as follows:



NAME                                 AGE        POSITION
----                                 ---        -------------------------------
Nancy Reynolds                       38         President, Secretary, Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.



Nancy Reynolds has been the President and sole director of Travel Hunt Holdings, Inc. since March 2003. Ms. Reynolds brings an extensive background of business, team, and project management to her tenure with TravelHunt. From November, 2000 to present she is in the management with Chase Merchant Services where she was responsible for the company's People Strategy in the capacity of program manager. Her responsibilities include managing initiatives around the corporate culture, managing change, employee development, and performance management. Prior to working for Chase Merchant Services, from September 1998 to November 2000, Ms. Reynolds was the Director of Training and Employee Development for two mortgage companies, Westmark Mortgage and Mortgage.com in South Florida. In such capacities she was responsible for redesigning and developing training curricula and performance management programs. From May 1990 to September 1997 Ms. Reynolds worked with Citibank in the capacity of training manager for training for software conversion programs.


Ms. Reynolds holds a Bachelor of Arts degree in Sociology and Psychology from San Jose State University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January , 2004, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.



                      Name and Address          Amount and Nature      Percent
Title of Class        of Beneficial Owner       of Beneficial Owner    of Class
--------------        -------------------       -------------------    --------

Common Stock          Nancy Reynolds                     10,000,000      98.71%
                      3237 NE 10th Street, #2
                      Pompano Beach, Florida 33062

Officers and Directors                                   10,000,000      98.71%
as a Group


The percent of class is based on 10,130,500 shares of common stock issued and outstanding as of January , 2004.


                            DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $ 0.001 per share and 10,000,000 shares of preferred stock at a par value of $ 0.001 per share.

Common and Preferred Stock


As at the date of this registration statement, 10,130,500 shares of common stock are issued and outstanding and held by 68 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.


Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of blank check preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Gregg E. Jaclin of Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Co., PA, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 17, 1999 in the State of Florida under the name Sleepy Hollow, Inc. On March 6, 2003 we filed articles of amendment in the State of Florida changing our name to Travel Hunt Holdings, Inc.

Our wholly-owned subsidiary, Travelhunt, Inc. was organized as a corporation in the State of Florida on December 17, 1999 under the name Visionary Trading Group, Inc. On July 15, 2003, pursuant to a Stock Purchase Agreement and Share Exchange between Travelhunt, Inc. and us, we acquired all of the shares of Travelhunt, Inc. from the Travelhunt, Inc. shareholder in consideration for the issuance of 1,000,000 shares of our common stock to the Travelhunt, Inc. shareholder. Pursuant to the Agreement, Travelhunt became our wholly owned subsidiary. The purpose for this merger with Travelhunt, Inc. was to acquire an operating company which we believed has a successful business plan.

                             DESCRIPTION OF BUSINESS


DESCRIPTION OF BUSINESS


We develop online interactive travel related products, we call TravelHunts, which can provide users with unique ways to experience travel destinations. Additionally, we provide travel related information to Internet users as well as providing them with the ability to organize a trip to a selected destination and make travel reservations to that city with our online reservation system. We currently have one employee.


A TravelHunt is a series of questions that the consumer will use to direct himself or herself through the city they are visiting. Through our website, the user can purchase and download a TravelHunt and use that TravelHunt to tour the city. TravelHunt brochures are printed guides that lead you to unique and interesting places, giving an interactive personalized tour of a city. Travel Hunts are reasonably priced products that allow the user to tour his own city or another city capturing the true flavor, history and highlights that a destination has to offer. Each TravelHunt will have a series of questions that when answered, will give the user a true insider's view of what the destination has to offer, whether it be the local sights, museums, great restaurants or nightlife. TravelHunts are set up to allow a user to customize the TravelHunt to his or her interests, lifestyle and age but yet have an interactive, exciting and unique experience in each city. We currently offer two recently completed TravelHunt brochures for sale for Key West and Miami, Florida. These products are offered at a sales price of $14.95.

We are a developmental stage company that is currently implementing its business plan to become a fully integrated online provider of travel related products and services combining profit centers including: publishing and sale of the Company's proprietary TravelHunt brochures, customized TravelHunts designed around live special events, and online travel club sales. Our business plan is focused on addressing the market opportunities created by changes in the travel industry. We believe that we can accomplish this by developing innovative ways to satisfy customers' needs for a convenient, comprehensive and personalized source for travel products, services and information. We believe that the effective implementation of our business plan will result in our gaining market share as an online provider of travel related products and services.

We hope to create strategic partnerships with travel and special event companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising. Additionally, we may charge these travel companies for advertisement banners on our website. The partnerships that develop will enable us to grow our customer base and expand our business to venues other than the Internet. The partnerships made will benefit us by increasing exposure to our website to the consumers that view these sponsors' web sites. We have currently secured a domain name, www.TravelHunt.com and www.TravelHunt.net and are working with a web site developer to develop a functional and unique site that will keep users interested in our site. We understand the importance of having a website that is pleasing to look at and easy to navigate through. During the past two years we have spent a total of $2,082 in research and development for the creation of our website, all of which was spent subsequent to July 31, 2003.

We have established a technological Internet component through the development of the TravelHunt.com website which we intend to use as a platform to become an on-line promoter for our products, services and events in the South East region, and throughout the United States. We will outsource the development of the technological Internet component to companies who have technological expertise that our management does not currently possess. The initial sale of TravelHunt brochures will utilize the Internet for distribution, with a variety of downloadable PDF formatted products. Each TravelHunt may be purchased and downloaded from the Internet in PDF format. We create and self publish our products, utilizing the Internet as a platform for marketing and distributing our products online as an "etailer" under the domain name of www.TravelHunt.com. This website's income will initially be derived from online sales of TravelHunt brochures, sales from our travel club, participation in special live events and advertising sales.

Our management will execute cross-marketing promotional tie-ins with other media and branded products, in corporate sponsorship campaigns for marketing travel related products and services on the Internet. Although we have not entered into any such agreement to date,we intend to work with established companies. We intend to establish significant co-marketing relationships to promote our service and to sponsor contests that offer travel-related prizes. These programs typically involve participation with airlines, hotels, car rental agencies, cruise providers and online service providers. We intend to enter into additional co-marketing relationships in support of our marketing strategy and to date have not entered into any such agreements.

Our participation in live events will come from the sale of specially developed TravelHunts that will be offered during a pre-scheduled live event. The major areas of focus within the live event and entertainment industry include music, arts and culture, community, charity, sports and family entertainment. We will generate revenue from participation in these events from the sale of these TravelHunts and travel club sales. Our management will create a custom written TravelHunt designed around the key features of the event. This can be designed with the event promoter or event planner and will include team-building events for corporations.

We intend to offer teambuilding programs to businesses. Teambuilding Hunts are ideal for corporate functions, holiday events, and scheduled team meetings direct to businesses.

We will consult with the team leader and our clients and business leaders to determine their stated goals and objectives. We will then provide a tailored TravelHunt brochure and facilitated program that will be implemented and supervised by our staff. Our programs will impact team and corporate performance by building interaction and interdependence between team members in a fun, non-threatening environment. We will follow standard conventions of Professional and Organizational Development when designing a teambuilding program, including a needs assessment, setting of objectives, program design and development, delivery of tailored TravelHunt and a follow-up evaluation.

Corporate teams can dedicate from one hour to a full day to building effective working strategies and tactics from a TravelHunt product. The product will be unique for each company and/or group, based upon the detailed needs assessment conducted with the client's team and business managers. Pricing will vary based on the scope and depth of each teambuilding delivered.

Our Company's initial live event launch wasin November 2003 at the Delray
Beach, Florida Garlic festival, now in its' fifth year. We distributed well over one thousand TravelHunt brochures around the festival and the local Delray area with a specially designed Event Hunt which is a series of interactive questions specially designed around the exhibitors, vendors, and entertainers participating at the festival. We had over one hundred consumers participate in this specially designed travelHunt with promotional products and prizes for participation in the TravelHunt. Our participation in this event did not produce any sales revenue.


We hope to expand the distribution of our TravelHunt brochures beyond the Internet after the company has reached a critical mass and brand identity utilizing the Internet as a platform for marketing and distributing of our products online as an "etailer". We believe that developing a growing position in the industry will enhance our ability to maximize ancillary sales opportunities, including corporate sponsorship sales, advertising and product merchandising. We will seek to publish our TravelHunts in a traditional paperbound format, and to traditionally distribute through multi store retail locations such as bookstores and travel agencies. We currently do not have any plans to open retail outlets of our own.

Revenues expected from the sale of TravelHunts include advertising sales to related and cross-marketed entities, hotels, auto rentals, resorts, restaurants, travel agents, theme parks, etc. Initial TravelHunts will be developed for Florida destinations. Scheduled additions of future TravelHunts include the South East Region of and major cities across North America.

We expect that the TravelHunt travel planning and reservation system will be designed to meet the expanding needs of the online travel consumer. This portion of our website design is an outsourced function that is carefully planned combination of commercial tools, including the following: Air, Car, Cruise, Condo and Hotel Booking Engines. These will be available to the consumer at no cost and have a lesser price point discount than the fee-based web site travel benefits. We will not derive any revenue from the travel planning and reservation system.

Our travel club membership provides fee-based travel benefits and services for a $59.95 annual membership fee. We are not currently, not do we plan to become a licensed travel agency. We have outsourced the fulfillment of the travel club to a company who has agreements with the providers of the services offered, along with a team of experienced travel professionals who will assist our members in accessing the following:

1.       Air, Car, Condo, and Hotel Booking Engines
2.       CondoScape Booking Engine
3.       Cruise Line Booking Engine
4.       Weekly Cruise and Vacation Specials
5.       Group Vacation and Cruise Booking Engine

We also will provide the following additional outsourced members services:

o        Full-service travel center, 9 am to 6 PM weekdays
o        Discounted hotel program at over 14,000 hotels worldwide
o        Discounted car rental
o        Discounted cruises
o        Competitively priced Airfare
o        Discounts off select resort condominiums
o        Discount Attraction and Show Tickets
o        Dedicated toll-free number
o        Discounts on select travel-related products
o        Western Union payment processing for cash customers
o        Customized Vacation Packages
o        Concierge Services
o        Limousine Service Arrangements
o        Trip Routing
o        Destination Reports
o        Customized Online Booking Engine
o Traveler's Cheques, for a fee, in the form of a tailored stored value card
o        Quarterly Newsletter online
o        Electronic postcards
o        Insurance Services
         -        Trip Interruption
         -        Baggage Insurance
         -        Travel Insurance.

Our objective is to be the premier online provider of travel related products and services by:

o Enhancing the consumer value proposition by offering unique TravelHunt brochures and offering a complete travel planning solution;

o     Establishing, strengthening and expanding our strategic relationships;

o Aggressively developing our brand identity through high quality product and service offerings, active marketing and promotional programs;

o Investing in leading technology to enhance our web site and transaction-processing systems; and

o Becoming a recognized global brand and leader in the travel industry.

                                   COMPETITION

The online travel services market is new, rapidly evolving and intensely competitive. A variety of companies, compete with varied products or services that it offers, including:

         o        online travel agents such as Expedia and Travelocitty;

         o consolidators and wholesalers of airline tickets and other travel products and services, including shopping clubs and online consolidators;

         o individual airlines, hotels, rental car companies, cruise operators and other travel service providers;

         o alliances and joint sales agencies formed by travel suppliers, such as Orbitz, Hotwire and Hotel Distribution Systems, which may obtain favorable or exclusive access to certain inventory of those suppliers; and

         o local, regional, national and international traditional travel agencies.

As the market for online travel services grows, we believe that the range of companies involved in the online travel services industry, including travel suppliers, traditional travel agencies, travel industry information providers, online portals and e-commerce providers, will increase their efforts to develop products and services that will compete with our products and services.

                                    EMPLOYEES


As of January 7, 2004, we had one employee, Nancy Reynolds who is our sole officer, Director and principal shareholder.



                       MANAGEMENT DISCUSSION AND ANALYSIS

Overview

We are a developmental stage company that is currently implementing its business plan to become a fully integrated online provider of travel related products and services combining four profit centers; publishing and sale of the Company's proprietary TravelHunt brochures, customized TravelHunts designed around live special events, outsourced online travel planning and reservation solutions, online travel club.

Our business plan is focused on addressing the market opportunities created by changes in the travel industry. We believe that we can accomplish this by developing innovative ways to satisfy customers' need for an innovative, convenient, comprehensive and personalized source of travel products, services and information. We believe that the effective implementation of our business plan will result in our position as a leading online provider of travel related products and services.

No revenues have been generated to date and we expect limited revenues until we raise additional funds and therefore we will continue to operate on a reduced budget until such time. If we are unable to raise additional funds by fiscal year end 2004 we may have to limit our operations to an extent not presently determinable by management. Nancy Reynolds, our sole officer, director and principal shareholder, has agreed that she will continue to cover the costs for our operations until additional funds become available. Although we have no commitments for capital, other than verbal assurances from Ms. Reynolds, we may raise additional funds through:

     - public offerings of equity, securities convertible into equity or debt,

     -    private offerings of securities or debt, or

     -    other sources.


Even if we do not raise additional capital, we believe that we will be able to continue operations based on the funding to be provided by Ms. Reynolds and revenues that we anticipate generating in the near future. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

                               PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

Complete the development of our corporate website. We have contracted with a web design company and expect to launch our website and be fully operational by November. We intend to bring the following product categories to the website. The costs to complete the website are currently forecasted to cost $4,165.00

*    TravelHunts
*    Events
*    Travel solutions (airline, hotel, cruise, rental cars)
*    The Travelhunt travel club

We intend to contract with the Pay pal system for handling credit cards and charges for the Travelhunt website. We will not incur any direct cost in implementing the Pay pal system. With the Pay pal service in place, we will begin in November 2003 instituting our fee structure for travelhunt brochures, travel club membership as follows:

*     $14.95 for travelhunt brochures
*     $59.95 for a twelve month membership to our travel club


Our initial live event launch was in November 2003 at the Delray Beach, Florida Garlic festival. We distributed TravelHunt brochures around the festival and the local Delray area with a specially designed Event Hunt. We are planning to have promotional products and prizes for participation in the TravelHunt. We incurred minimal costs within our budget of $500.

To date, we do not offer any items nor have sold any items from our website. We Currently have t two TravelHunt brochures available for sale thru the end of the fourth quarter 2003. We will not incur any additional direct cost from implementing the sale of these items.


We presently intend to complete the website and get it listed on major search engines so we can begin building a market for our services and products. We intend to participate in live special events and we plan to participate in a minimum of one live event per quarter beginning in November 2003. We anticipate costs of $500 for each live event we participate at.

We anticipate that as we continue to add products over the next 12 months, that certain products will begin producing more than others. We have direct link advertising planned for the site, beginning in the first quarter of 2004 and continuing through 2004, which is designed to bring new qualified visitor/customers directly to the web site. We have approached, but not negotiated or contracted with any additional advertisers who will advertise on our web site during the first quarter of 2003.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

Nancy Reynolds, our sole officer, director and principal shareholder has agreed to provide financing to us in the future until we are able to receive additional funding.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $ 45,320.00. The breakdown is as follows:

Web Development                          $ 10,00.00
Legal/Accounting                         $ 7,500.00
Special live events                      $ 2,500.00
Computer/Host/supplies                   $   600.00
Telecommunications/DSL                   $   720.00
General/Administrative                   $24,000.00
Total                                    $45,320.00

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on business we may sub-contract with a sales and marketing entities to undertake marketing on our behalf. At this time we have not entered into any agreements or negotiations with a sales and marketing entities to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

Capital Resources and Liquidity.


As of December 31, 2003, we had $ 4,860.38 in cash. Our general and administrative is expected to average $2,110 per month for the next 12 months. For the year ended July 31, 2003 we received a total of $13,050 from financing Activities as compared to zero for the year ended July 31, 2002. Such financing was received from the sale of shares by us in July 2003 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.


We have plans to pay a salary of $500 per month to our sole officer and employees for the next 12 months. We do not have sufficient cash to meet our minimum expenses for the next 12 months and we will be unable to expand on our business unless we are successful in raising additional capital. In addition, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Currently we have no material commitments for capital expenditures. We do not have any external source of funding except that Nancy Reynolds has agreed to provide financing to us in the future until we are able to receive additional funding.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 3237 NE 10th Street #2, Pompano Beach, Florida 33062. We currently lease the space from Nancy Reynolds, our sole officer and director, at no charge on a month to month basis. We believe that this space is sufficient and adequate for our current business needs and as business warrants we may expand into a larger space. Currently, the only business engaged in at such office is the daily administration and management undertaken by our sole employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 3237 NE 10th Street #2, Pompano Beach, Florida. We lease such space from Nancy Reynolds, our President for no charge.

On December 17, 1999, Shelley Simmons, our founder, received 9,000,000 shares In compensation for the payment of $9,000.00 based on the par value of the stock. As our founder, Ms. Simmons is considered a promoter of the company. Ms. Simmons subsequently sold all of such shares to Nancy Reynolds at par value in March 2003.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 67 registered shareholders.

Rule 144 Shares

A total of 9,000,000 shares of our common stock are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2004 an additional 1,130,5000 shares of our common stock will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 100,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until January , 2004.




ANNUAL COMPENSATION LONG TERM COMPENSATION

                        ANNUAL COMPENSATION                                            LONG TERM COMPENSATION
                                                                     RESTRICTED OPTION
                                                     OTHER ANNUAL     STOCKS/PAYOUTS       SARS          LTIP      ALL OTHER
NAME         TITLE             YEAR  SALARY   BONUS  COMPENSATION           AWARDED        ($)  COMPENSATION   COMPENSATION
----         -----             ----  ------   -----  ------------           -------        ---  ------------   ------------
Nancy        President
Reynolds     Secretary
             and Treasurer     2003      $0      0             0                 0          0             0              0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Ms. Nancy Reynolds, our president, secretary and treasurer. Notwithstanding same, we have agreed to pay Ms. Reynolds $500 per month commencing September 2003. Ms. Reynolds spends approximately 25% of her time working for us.

                              AVAILABLE INFORMATION


We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

                TRAVEL HUNT HOLDINGS, INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                       AS OF JULY 31, 2003 (CONSOLIDATED)
                               AND 2002 (COMBINED)





                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)



CONTENTS


PAGE         1        INDEPENDENT AUDITORS' REPORT

PAGE         2        BALANCE SHEETS AS OF JULY 31, 2003 (CONSOLIDATED)
                      AND 2002 (COMBINED)

PAGE         3        STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                      JULY 31,  2003  (CONSOLIDATED)  AND 2002 (COMBINED) AND
                      FOR THE PERIOD FROM  DECEMBER  17, 1999  (INCEPTION) TO
                      JULY 31, 2003 (CONSOLIDATED)

PAGE         4        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR
                      THE PERIOD FROM  DECEMBER 17, 1999 (INCEPTION) TO
                      JULY 31, 2003

PAGE         5        STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
                      JULY 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED) AND
                      FOR THE PERIOD FROM  DECEMBER 17, 1999 (INCEPTION) TO
                      JULY 31, 2003 (CONSOLIDATED)

PAGES      6 - 8      NOTES TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Travel Hunt Holdings, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Travel Hunt Holdings, Inc. and Travel Hunt, Inc. (a development stage company) as of July 31, 2003 (consolidated) and 2002 (combined), and the related statements of operations, changes in stockholders' equity and cash flows for the years ended July 31, 2003 (consolidated) and 2002 (combined) and for the period from December 17, 1999 (inception) to July 31, 2003 (consolidated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Travel Hunt Holdings, Inc. and Travel Hunt, Inc. (a development stage company) as of July 31, 2003 (consolidated) and 2002 (combined) and the results of its operations and its cash flows for the years ended July 31, 2003 (consolidated) and 2002 (combined) and for the period from December 17, 1999 (inception) to July 31, 2003 (consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in
Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
September 4, 2003

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                 AS OF JULY 31,


                                     ASSETS

                                                                                        2003                    2002
                                                                                   (Consolidated)            (Combined)
                                                                                 --------------------     ------------------

CURRENT ASSETS
  Cash                                                                        $              12,938    $              -
                                                                                 --------------------     ------------------
       Total Current Assets                                                                  12,938                   -
                                                                                 --------------------     ------------------

TOTAL ASSETS                                                                  $              12,938    $              -
                                                                                 ====================     ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL LIABILITIES                                                             $                -       $              -

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value, 10,000,000 shares authorized, none
    issued and outstanding                                                                     -                      -
   Common stock, $0.001 par value, 100,000,000 shares authorized,
    10,130,500 and 10,000,000 shares issued and outstanding, respectively                     10,131                 10,000
   Additional paid in capital                                                                 12,720                  (399)
   Subscription receivable                                                                   (9,001)                (9,001)
   Accumulated deficit during development stage                                                (912)                  (600)
                                                                                 --------------------     ------------------
        Total Stockholders' Equity                                                            12,938                  -
                                                                                 --------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $               12,938   $              -
                                                                                 ====================     ==================





                 See accompanying notes to financial statements.

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                                   For The Period From
                                                     For The Year                                   December 17, 1999
                                                    Ended July 31,           For The Year Ended      (Inception) To
                                                         2003                  July 31, 2002          July 31, 2003
                                                    (Consolidated)             (Combined)             (Consolidated)
                                                  -------------------      -------------------     ---------------------

OPERATING EXPENSES
  General and administrative                   $                 312    $                 200   $                   912
                                                  -------------------      -------------------     ---------------------
        Total Operating Expenses                                 312                      200                       912
                                                  -------------------      -------------------     ---------------------

LOSS FROM OPERATIONS                                           (312)                    (200)                     (912)

Provision for Income Taxes                                -                        -                        -
                                                  -------------------      -------------------     ---------------------

NET LOSS                                       $               (312)    $               (200)   $                 (912)
                                                  ===================      ===================     =====================

 Net loss per share - basic and diluted        $              (0.00)    $              (0.00)   $                (0.00)
                                                  ===================      ===================     =====================

Weighted average number of shares outstanding
 during the period - basic and diluted                    10,011,930               10,000,000                10,053,354
                                                  ===================      ===================     =====================





                 See accompanying notes to financial statements.

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
       FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO JULY 31, 2003


                                                             Preferred Stock                      Common Stock
                                                         Shares         Amount              Shares             Amount
                                                       -----------    -----------        ------------      -------------


Stock issued to founders for cash
 ($0.01 per share) - Travel Hunt Holdings, Inc.                --       $        --         9,000,000        $     9,000

Stock issued to founders for cash
($0.000001 post consolidation per share)
-Travel Hunt, Inc.                                                                          1,000,000              1,000

In-kind contribution of services                               --                --                --                 --

Net loss for the period from December 17, 1999
 (inception) to July 31, 2000                                  --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2000 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Net loss, 2001                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2001 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Net loss, 2002                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2002 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Stock issued for cash ($0.10 per share)                        --                --           130,500                131

Net loss, 2003                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

BALANCE, JULY 31, 2003 (consolidated)                          --       $        --        10,130,500        $    10,131
                                                      ===========       ===========       ===========        ===========



                                                                                           Accumulated
                                                                                            Deficit
                                                       Additional                            During
                                                       Paid-In          Subscription       Development
                                                       Capital           Receivable           Stage              Total
                                                     ------------      ---------------    --------------      -------------

Stock issued to founders for cash

 ($0.01 per share) - Travel Hunt Holdings, Inc.       $        --        $    (9,000)       $        --        $        --

Stock issued to founders for cash
($0.000001 post consolidation per share)
-Travel Hunt, Inc.                                           (999)                (1)                --                 --

In-kind contribution of services                              200                 --                 --                200

Net loss for the period from December 17, 1999
 (inception) to July 31, 2000                                  --                 --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2000 (combined)                            (799)            (9,001)              (200)                --

In-kind contribution of services                              200                 --                 --                200

Net loss, 2001                                                                    --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2001 (combined)                            (599)            (9,001)              (400)                --

In-kind contribution of services                              200                 --                 --                200

Net loss, 2002                                                                    --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2002 (combined)                            (399)            (9,001)              (600)                --

In-kind contribution of services                              200                 --                 --                200

Stock issued for cash ($0.10 per share)                    12,919                 --                 --             13,050

Net loss, 2003                                                 --                 --               (312)              (312)
                                                      -----------        -----------        -----------        -----------

BALANCE, JULY 31, 2003 (consolidated)                 $    12,720        $    (9,001)       $      (912)       $    12,938
                                                      ===========        ===========        ===========        ===========





                 See accompanying notes to financial statements.

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS



                                                                                                        For The Period From
                                                                                                         December 17, 1999
                                                              For The Year Ended     For The Year         (Inception) To
                                                              July 31, 2003          Ended July 31,        July 31, 2003
                                                               (Consolidated)            2002
                                                                                      (Combined)           (Consolidated)
                                                           --------------------     -----------------    -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $             (312)      $          (200)     $            (912)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
   In-kind contribution of services                                       200                   200                    800
                                                           --------------------     -----------------    -------------------
      Net Cash Used In Operating Activities                              (112)                 -                      (112)
                                                           --------------------     -----------------    -------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                     -                     -                      -
                                                           --------------------     -----------------    -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                               13,050                  -                    13,050
                                                           --------------------     -----------------    -------------------
      Net Cash Provided By Financing Activities                        13,050                  -                    13,050
                                                           --------------------     -----------------

NET INCREASE IN CASH                                                   12,938                  -                    12,938

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         -                     -                      -
                                                           --------------------     -----------------    -------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $           12,938       $          -         $          12,938
                                                           ====================     =================    ===================





                 See accompanying notes to financial statements.

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
              AS OF JULY 31, 2003 (CONSOLIDATED AND 2002 (COMBINED)
              -----------------------------------------------------

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------ -----------------------------------------------------------

     (A)  Organization
     -----------------

     Travel Hunt Holdings, Inc. (a development stage company) was incorporated under the laws of the State of Florida on December 17, 1999.

     Travel Hunt, Inc. (a development stage company) was incorporated under the laws of the State of Florida on December 17, 1999.

     We plan to provide online interactive travel related products, called "travelhunts", and will provide users with new ways to experience travel destinations throughout the world. We will also provide travel related information to internet users and provide them with the ability to organize a trip to selected destinations.

     Activities during the development stage include developing the business plan and raising capital.

     (B)  Basis of Presentation
     --------------------------

     The accompanying financial statements for 2003 are consolidated because Travel Hunt Holdings, Inc. acquired 100% of the outstanding shares of Travel Hunt, Inc. during 2003. The acquisition was accounted for using the purchase method of accounting for entities under common control (See Note
     2).

     The accompanying financial statements for 2002 are combined because both companies were beneficially owned by identical shareholders and chare common management.

     For purposes of these consolidated and combined financial statements, Travel Hunt Holdings, Inc. and Travel Hunt, Inc. are referred to as the "Company".

     All material intercompany transactions and balances have been eliminated in consolidation and combination.

     (C)  Use of Estimates
     ---------------------

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
              AS OF JULY 31, 2003 (CONSOLIDATED AND 2002 (COMBINED)
              -----------------------------------------------------

     the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (D)  Income Taxes
     -----------------

     The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of July 31, 2003, the Company has a net operating loss carryforward of approximately $900 available to offset future taxable income through 2003. The valuation allowance at July 31, 2002 was approximately $200. The net change in the valuation allowance for the year ended July 31, 2003 was an increase of $110.

     (E)  Loss Per Share
     -------------------

     Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of July 31, 2003 and 2002, there were no common share equivalents outstanding.

     (F)  Business Segments
     ----------------------

     The Company operates in one segment and therefore segment information is not presented.

     (G)  Revenue Recognition
     ------------------------

     The Company recognizes revenue from internet advertising over the life of the contract. The Company recognizes revenue from the sale of its products and live events when the products are downloaded and the revenue is earned. The Company recognizes revenue from the sale of membership fees at the time of the sale.

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
              AS OF JULY 31, 2003 (CONSOLIDATED AND 2002 (COMBINED)
              -----------------------------------------------------

     (H)  New Accounting Pronouncements
     ----------------------------------

     In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

NOTE 2 ACQUISITION AGREEMENT
------ ---------------------

     On July 15, 2003, Travel Hunt Holdings, Inc. acquired all the outstanding shares of Travel Hunt, Inc., an inactive Florida corporation with no assets or liabilities for 1,000,000 common shares of the Company. The sole owner of Travel Hunt, Inc. owns approximately 99% of the common stock of the Company. The

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
              AS OF JULY 31, 2003 (CONSOLIDATED AND 2002 (COMBINED)
              -----------------------------------------------------

     Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost. Accordingly, all shares and per share amounts have been retroactively restated. (See Note 1(b)

NOTE 3 STOCKHOLDERS' DEFICIENCY
------ ------------------------

     (A)  Stock Issued for Cash
     --------------------------

     During 1999, Travel Hunt Holdings, Inc issued 9,000,000 shares of common stock to its founder for $9,000 ($0.001 per share).

     During 1999, Travel Hunt, Inc issued 100 (1,000,000 post acquisition) shares of common stock to its founder for $0.10 ($0.000001 per share post acquisition).

     During 2003, the Company issued 130,500 shares of common stock for $13,050 ($0.10 per share).

     (B)  In-Kind Contribution
     -------------------------

     During 2000, the Company recorded additional paid in capital of $ 200 for the fair value of services contributed to the Company by its president. (See Note 4)

     During 2001, the Company recorded additional paid in capital of $ 200 for the fair value of services contributed to the Company by its president. (See Note 4)

     During 2002, the Company recorded additional paid in capital of $ 200 for the fair value of services contributed to the Company by its president. (See Note 4)

     During 2003, the Company recorded additional paid in capital of $200 for the fair value of services contributed to the Company by its president (See
     Note 4).

NOTE 4 RELATED PARTY TRANSACTIONS
------ --------------------------

     The President of the Company paid operating expenses and contributed services with a fair value of $800 to the Company from inception (See Note
     3).

NOTE 5 GOING CONCERN
------ -------------

     As reflected in the accompanying financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to

                 TRAVEL HUNT HOLDINGS INC. AND TRAVEL HUNT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
              AS OF JULY 31, 2003 (CONSOLIDATED AND 2002 (COMBINED)
              -----------------------------------------------------

     continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

                    TRAVEL HUNT HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                         CONDENSED FINANCIAL STATEMENTS
                      AS OF OCTOBER 31, 2003 (CONSOLIDATED)
                               AND 2002 (COMBINED)

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS

PAGE        1        CONDENSED  BALANCE SHEETS AS OF OCTOBER 31, 2003
                     (CONSOLIDATED)  AND 2002 (COMBINED)(UNAUDITED)

PAGE        2        CONDENSED  STATEMENTS  OF  OPERATIONS  FOR THE THREE
                     MONTHS  ENDED  OCTOBER 31, 2003 (CONSOLIDATED) AND
                     2002 (COMBINED) AND FOR THE PERIOD FROM
                     DECEMBER 17, 1999 (INCEPTION) TO OCTOBER 31, 2003
                     (CONSOLIDATED) (UNAUDITED)

PAGE        3        CONDENSED  STATEMENT OF CHANGES IN STOCKHOLDERS'
                     EQUITY FOR THE PERIOD FROM DECEMBER 17, 1999
                     (INCEPTION) TO OCTOBER 31, 2003 (CONSOLIDATED)
                     (UNAUDITED)

PAGE        4        CONDENSED  STATEMENTS  OF CASH FLOWS FOR THE
                     THREE  MONTHS  ENDED  OCTOBER  31,  2003 (CONSOLIDATED)
                     AND 2002 (COMBINED) AND FOR THE PERIOD FROM
                     DECEMBER 17, 1999 (INCEPTION) TO OCTOBER 31, 2003
                     (CONSOLIDATED) (UNAUDITED)

PAGES     5 - 7      CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                                AS OF OCTOBER 31,
                                   (UNAUDITED)


                                     ASSETS
                                     ------

                                                                                    2003                    2002
                                                                               (Consolidated)            (Combined)
                                                                             --------------------     ------------------
CURRENT ASSETS
  Cash                                                                    $              10,290    $              -
                                                                             --------------------     ------------------
       Total Current Assets                                                              10,290                   -
                                                                             --------------------     ------------------

OTHER ASSETS
  Website development costs, net of accumulated amortization of $0
  and $0, respectively                                                                    5,224                   -
                                                                             --------------------     ------------------

TOTAL ASSETS                                                              $              15,514    $              -
------------
                                                                             ====================     ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                        $                 200    $              -
                                                                             --------------------     ------------------
      Total Current Liabilities                                                             200                   -
                                                                             --------------------     ------------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value, 10,000,000 shares authorized,
    none issued and outstanding                                                            -                      -
   Common stock, $0.001 par value, 100,000,000 shares authorized,
    10,130,500 and 10,000,000 shares issued and outstanding, respectively                10,131                 10,000
   Additional paid in capital                                                            12,720                   (399)
   Subscription receivable                                                                   (1)                (9,001)
   Accumulated deficit during development stage                                          (7,536)                  (600)
                                                                             --------------------     ------------------
        Total Stockholders' Equity                                                       15,314                   -
                                                                             --------------------     ------------------
                                                                             --------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $              15,514    $              -
                                                                             ====================     ==================


            See accompanying notes to condensed financial statements.

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                  For The Three            For The Three         For The Period From
                                                                                                  December 17, 1999
                                                   Months Ended             Months Ended            (Inception) To
                                                 October 31, 2003         October 31, 2002         October 31, 2003
                                                 (Consolidated)              (Combined)             (Consolidated)
                                                -------------------      -------------------     ---------------------

OPERATING EXPENSES
  General and administrative                                6,624     $               -       $                7,536
                                                -------------------      -------------------     ---------------------
        Total Operating Expenses                            6,624                     -                        7,536
                                                -------------------      -------------------     ---------------------

LOSS FROM OPERATIONS                                       (6,624)                    -                       (7,536)

Provision for Income Taxes                                   -                        -                         -
                                                -------------------      -------------------     ---------------------

NET LOSS                                                   (6,624)    $               -       $               (7,536)
                                                ===================      ===================     =====================

 Net loss per share - basic and diluted                     (0.00)    $              (0.00)   $                (0.00)
                                                ===================      ===================     =====================

Weighted average number of shares outstanding
  during the period - basic and diluted                10,130,500               10,000,000                10,011,579
                                                ===================      ===================     =====================


            See accompanying notes to condensed financial statements.

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO OCTOBER 31, 2003
                                   (UNAUDITED)


                                                             Preferred Stock                      Common Stock
                                                         Shares         Amount              Shares             Amount
                                                       -----------    -----------        ------------      -------------


Stock issued to founders for cash
 ($0.01 per share) - Travel Hunt Holdings, Inc.                --       $        --         9,000,000        $     9,000

Stock issued to founders for cash
($0.000001 post consolidation per share)
-Travel Hunt, Inc.                                                                          1,000,000              1,000

In-kind contribution of services                               --                --                --                 --

Net loss for the period from December 17, 1999
 (inception) to July 31, 2000                                  --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2000 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Net loss, 2001                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2001 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Net loss, 2002                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2002 (combined)                              --                --        10,000,000             10,000

In-kind contribution of services                               --                --                --                 --

Stock issued for cash ($0.10 per share)                        --                --           130,500                131

Net loss, 2003                                                 --                --                --                 --
                                                      -----------       -----------       -----------        -----------

Balance, July 31, 2003 (consolidated)                          --                --        10,130,500             10,131

Cash received for subscription receivable                      --                --                --                 --

Net loss for the three months ended
 October 31, 2003                                              --                --                --                 --

BALANCE, OCTOBER 31, 2003 (CONSOLIDATED)                       --       $        --        10,130,500        $    10,131
                                                      ===========       ===========       ===========        ===========


                                                                                           Accumulated
                                                                                            Deficit
                                                       Additional                            During
                                                       Paid-In          Subscription       Development
                                                       Capital           Receivable           Stage              Total
                                                     ------------      ---------------    --------------      -------------

Stock issued to founders for cash
 ($0.01 per share) - Travel Hunt Holdings, Inc.       $        --        $    (9,000)       $        --        $        --

Stock issued to founders for cash
($0.000001 post consolidation per share)
-Travel Hunt, Inc.                                           (999)                (1)                --                 --

In-kind contribution of services                              200                 --                 --                200

Net loss for the period from December 17, 1999
 (inception) to July 31, 2000                                  --                 --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2000 (combined)                            (799)            (9,001)              (200)                --

In-kind contribution of services                              200                 --                 --                200

Net loss, 2001                                                                    --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2001 (combined)                            (599)            (9,001)              (400)                --

In-kind contribution of services                              200                 --                 --                200

Net loss, 2002                                                                    --               (200)              (200)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2002 (combined)                            (399)            (9,001)              (600)                --

In-kind contribution of services                              200                 --                 --                200

Stock issued for cash ($0.10 per share)                    12,919                 --                 --             13,050

Net loss, 2003                                                 --                 --               (312)              (312)
                                                      -----------        -----------        -----------        -----------

Balance, July 31, 2003 (consolidated)                      12,720             (9,001)              (912)            12,938

Cash received for subscription receivable                                      9,000                 --              9,000

Net loss for the three months ended
 October 31, 2003                                              --                                (6,624)            (6,624)
                                                      -----------        -----------        -----------        -----------

BALANCE, JULY 31, 2003 (CONSOLIDATED)                 $    12,720        $        (1)       $    (7,536)       $    15,314
                                                      ===========        ===========        ===========        ===========






                 See accompanying notes to financial statements.

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                              For The Period
                                                                                                                  From
                                                              For The Three            For The Three         December 17, 1999
                                                               Months Ended            Months Ended          (Inception) To
                                                             October 31, 2003          October 31, 2002      October 31, 2003
                                                             (Consolidated)             (Combined)            (Consolidated)
                                                            --------------------     -----------------     -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $              (6,624)   $             -       $             (7,536)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
   In-kind contribution of services                                       -                     -                        800
  Changes in operating assets and liabilities:
   Accounts payable                                                        200                  -                        200
                                                            --------------------     -----------------     -------------------
      Net Cash Used In Operating Activities                             (6,424)                 -                     (6,536)
                                                            --------------------     -----------------     -------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Website development costs                                             (5,224)                 -                     (5,224)
                                                            --------------------     -----------------     -------------------
      Net Cash Used In Investing Activities                             (5,224)                 -                     (5,224)
                                                            --------------------     -----------------     -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                 9,000                  -                     22,050
                                                            --------------------     -----------------     -------------------
      Net Cash Provided By Financing Activities                          9,000                  -                     22,050
                                                            --------------------     -----------------

NET INCREASE (DECREASE) IN CASH                                         (2,648)                 -                     10,290

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        12,938                  -                       -
                                                            --------------------     -----------------     -------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $              10,290    $             -       $             10,290
                                                            ====================     =================     ===================



                 See accompanying notes to financial statements.

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
            AS OF OCTOBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)
                                   (UNAUDITED)


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------ -----------------------------------------------------------

       (A) Basis of Presentation
       -------------------------

       The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

       It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

       (B) Organization
       ----------------

       Travel Hunt Holdings, Inc. (a development stage company) was incorporated under the laws of the State of Florida on December 17, 1999.

       Travel Hunt, Inc. (a development stage company) was incorporated under the laws of the State of Florida on December 17, 1999.

       We plan to provide online travel related products, called "travelhunts," and will provide users with new ways to experience travel destinations throughout the world. We will also provide travel related information to internet users and provide them with the ability to organize a trip to selected destinations.

       Activities during the development stage include developing the business plan and raising capital.

       (C) Principles of Consolidation and Combination
       -----------------------------------------------

       The accompanying financial statements for 2003 are consolidated because Travel Hunt Holdings, Inc. acquired 100% of the outstanding shares of Travel Hunt, Inc. during 2003. The acquisition was accounted for using the purchase method of accounting for entities under common control (See
       Note 3).

       The accompanying financial statements for 2002 are combined because both companies were beneficially owned by identical shareholders and share common management.

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
            AS OF OCTOBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)
                                   (UNAUDITED)

       All material inter-company transactions and balances have been eliminated in consolidation and combination.

       (D) Use of Estimates
       --------------------

       In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

       (E) Website Development Costs
       -----------------------------

       Website development costs are accounted for using Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"). Website development costs and the accounting for such costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The use of EITF 00-2 resulted in capitalized web site costs of $5,224, $0 and $5,224 for the three-month periods ended October 31, 2003 and 2002 and the period December 17, 1999 (inception) to October 31, 2003, respectively.

       (F) Loss Per Share
       ------------------

       Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of October 31, 2003 and 2002, there were no common share equivalents outstanding.

       (G) Business Segments
       ---------------------

       The Company operates in one segment and therefore segment information is not presented.

NOTE 2 STOCKHOLDERS' DEFICIENCY
------ ------------------------

       (A) Stock Issued for Cash
       -------------------------

       During 1999, Travel Hunt Holdings, Inc. issued 9,000,000 shares of common stock to its founder for $9,000 ($0.001 per share).

       During 1999, Travel Hunt, Inc. issued 100 (1,000,000 post acquisition) shares of common stock to its founder for $0.10 ($0.000001 per share post acquisition).

                    TRAVEL HUNT HOLDINGS INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
            AS OF OCTOBER 31, 2003 (CONSOLIDATED) AND 2002 (COMBINED)
                                   (UNAUDITED)

       During 2003, the Company issued 130,500 shares of common stock for $13,050 ($0.10 per share).

       (B) In-Kind Contribution
       ------------------------

       During 2000, the Company recorded additional paid in capital of $200 for the fair value of services contributed to the Company by its president (See Note 3).

       During 2001, the Company recorded additional paid in capital of $200 for the fair value of services contributed to the Company by its president (See Note 3).

       During 2002, the Company recorded additional paid in capital of $200 for the fair value of services contributed to the Company by its president (See Note 3).

       During 2003, the Company recorded additional paid in capital of $200 for the fair value of services contributed to the Company by its president (See Note 3).

NOTE 3 RELATED PARTY TRANSACTIONS
------ --------------------------

       The president of the Company paid operating expenses and contributed services with a fair value of $800 to the Company from inception (See
       Note 2(B)).

NOTE 4 GOING CONCERN
------ -------------

       As reflected in the accompanying financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

       Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

                           TRAVEL HUNT HOLDINGS, INC.

                           130,500 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 January , 2004


PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1 Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission           $                  1.20
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              5,000.00
Legal fees and expenses                      $             10,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
Total                                        $             20,001.20

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

Travel Hunt Holdings, Inc. was incorporated in the State of Florida on December 17, 1999 and 9,000,000 shares were issued to Shelley Simmons in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Shelley Simmons as founders shares as compensation for payment of cash in the amount of $9,000.00 based on the par value of the stock. Ms. Simmons subsequently sold all of such shares to Nancy Reynolds at par value in March 2003.

In July 2003, we issued a total of 1,000,000 shares of our common stock to Nancy Reynolds pursuant to the Stock Purchase Agreement and Share Exchange between us and TravelHunt, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Simmons and Ms. Reynolds had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2003, we issued a total of 130,500 shares of our common stock to 68 shareholders at a price per share of $.10 for an aggregate offering price of $13,050. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Lester Glaser                                 2500
Richard Glaser                                2500
Jason Margulies                               1000
Andrew Hesser                                 2500
Christopher Kindig                            1000
Daniel Marmorstein                            1000
Joseph Barlow                                 2000
Benjamin Barlow                               2000
Phillip Lyons                                 2500

Janice Alter                                  1000
Scott Shiffman                                2500
Scott W. Costin                               2500
Pearline M. Franco                            2500
Linda M. Rapkin                               1000
Allyn Jacobson                                1000
Shaun Siemer                                  1000
Versie E. Thompson                            1000
Ross Thompson III                             1000
Marcia Oban                                   2500
Steven Banks                                  1000
Robert Gordon                                 2500
Victor Rones                                  1000
Carlos Chaverri                               2500
Judy Snow                                     2500
Charlotte Guiberson                           1000
Elizabeth Cooper                              1250
Terry Cooper                                  1250
Sean King                                     1500
Janus King                                    1500
Mark Kulkowitz                                1000
Mindy Brockman                                1000
Caroline Bowman                               1000
Steve Simmons                                 1500
Amy Simmons                                   1500
Scott Timmerman                               1000
Brian Cramer                                   500
Inge Goldstein                                2000
Julie Guzy                                    1750
Lisa Cohen                                    2000
Jihad Ghanem                                  2500
Martha Schiff                                 2500
Daniel Cramer                                 2500
Rebecca Giles                                  250
Francis Giles                                  250
Shirley Ryan                                   250
Adam Ryan                                      250
Rebecca Ward                                   250
William Petersen                               250
Dean Johnson                                   250
Alicia Prendergast                            2500
Sandra Cramer                                 2500
Roxanne Diaz                                  2500
Charlene Jensen                               2250
David Close                                   2750
Kerry Breissinger                             2500
Scott Rhodes                                  2000
Charles Simmons                               1000

Mark Spergel                                  2500
Stephen J. McDonald                           1000
Stephen J. McDonald, Jr                       1000
Harris Millman                                2500
Wilner Saint-Juste                            2000
David Simon                                   1000
Ron Whitfield                                 1000
Frank Greenberg                               2500
Ken Greenberg                               25,000
Alvin Goldstein                               2500

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. We sold to a total of 68 investors, we only issued a total of 130,500 shares in the offering and we only sold the shares at $.10 per share for a total of $13,050. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a "public offering." In addition, these investors received a memorandum disclosing information on us similar to this prospectus. Each investor also completed a questionnaire to confirm that there were sophisticated and could bear the economic risk of their investment. Based upon these questionnaires we made the determination that each purchaser had enough knowledge and experience in financial and business matters to evaluate the risks and merits of the investment. Each of these investors had some form of prior relationship with Ms. Reynolds in that these investors were all either friends or family of Ms. Reynolds or friends of the family and friends of Ms. Reynolds. Therefore this offering was done with no general solicitation or advertising by Ms. Reynolds. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.


We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

3.1         Articles of Incorporation and Amendments*
3.2         By-Laws*
5.1         Opinion of Anslow & Jaclin, LLP
10.1        Stock Purchase Agreement and Share Exchange*
10.2        Agreement between us and American Travel & Marketing Group, Inc.
            for web design**
10.3        Agreement between us and American Travel & Marketing Group, Inc.**
21          Subsidiaries
23.1        Consent of Webb Company, PA


* Filed with the original SB-2 Registration Statement on September 11, 2003 ** Filed with Amendment No. 1 to the SB-2 Registration Statement on October
     22, 2003

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pompano Beach, State of Florida on January 7, 2004.


                     By:     /s/ Nancy Reynolds
                     ---------------------------------
                                 Nancy Reynolds
                           President, Chief Executive
                            Officer, Chief Financial
                          Officer and Chief Accounting
                                     Officer


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Nancy Reynolds, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



By: /s/ Nancy Reynolds    President, Chief Executive Officer,   Dated: January 7, 2004
------------------------  Chief Financial Officer and
        Nancy Reynolds    Chief Accounting Officer
